ARTICLES OF AMENDMENT

TO

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

THE GLENMEDE FUND, INC.

THE GLENMEDE FUND, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland and registered as an open-end investment company under the Investment Company Act of 1940, as amended (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                         The Articles of Amendment and Restatement of the Corporation are hereby amended by changing the name of the Corporation’s “Absolute Return Portfolio” Series to “Long/Short Portfolio” Series and the Corporation’s “Total Market Long/Short Portfolio” Series to “Total Market Portfolio” Series.

SECOND:   The foregoing amendments to the Articles of Amendment and Restatement were duly approved by a majority of the entire Board of Directors of the Corporation at a meeting held on September 17, 2007.

THIRD:   The foregoing amendments are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

IN WITNESS WHEREOF, The Glenmede Fund, Inc. has caused these Articles of Amendment to be signed by its President and attested to by its Secretary on this 17th day of September, 2007.

THE GLENMEDE FUND, INC.

By: /s/Mary Ann B. Wirts
      Mary Ann B. Wirts
      President

Attest:

/s/ Michael P. Malloy
Michael P. Malloy
Secretary

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CERTIFICATE

THE UNDERSIGNED, President of THE GLENMEDE FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

/s/ Mary Ann B. Wirts
Mary Ann B. Wirts
President

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